Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Andrew Jackson, hereby certify that, to my knowledge:

(i)

the Company’s Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 to which this Certification is attached as Exhibit 32 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

(ii)	that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ra Medical Systems, Inc.

Date: November 27, 2019

By:	/s/ Andrew Jackson
Andrew Jackson
Interim Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial officer)

This certification accompanies the Amendment No. 1 to the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ra Medical Systems, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.